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Merrill Lynch & Co., Inc.                                         Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,547,200,000                                                               Pricing Supplement No. 10021 - dated November 13, 2002
Merill Lynch CoreNotes Due Nine         (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)
Months or More from Date of Issue
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CUSIP             Aggregate       Price to       Purchasing         Interest Rate   Interest Payment   Stated Maturity   Survivor's
Number         Principal Amount   Public(1)   Agent's Discount(1)     Per Annum        Frequency             Date          Option
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
5901M0BP3         $2,628,000       100.0%         1.5000%               4.95%           Monthly           11/19/2012        Yes

Redemption Information:  Redeemable at the option of Merrill Lynch & Co., Inc. on 11/15/2004 and each Interest Payment Date thereafter, at a price equal to 100%.
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                                   Trade Date: Wednesday November 13, 2002                                      Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]   Monday November 18, 2002                                                       Purchasing Agent
4 World Financial Center           Minimum Denominations/Increments: $1,000/$1,000                              Acting as Principal
New York, NY 10080                 Original Issue Discount: No
                                   All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                   Merrill Lynch DTC Participant Number:  5132

                                   (1) Expressed as a percentage of the aggregate principal amount.
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